DEMAND CONVERTIBLE PROMISSORY NOTE

From:

CRAILAR TECHNOLOGIES INC.

To:

ROBERT EDMUNDS

Crailar Technologies Inc.
Suite 305, 4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2
__________

DEMAND CONVERTIBLE PROMISSORY NOTE

Principal Sum of CAD$500,000.00

Principal:	CAD$500,000.00.	Made at Victoria, B.C., Canada.

Interest:	20% per annum.

Maturing:	On demand.

                        THIS PROMISSORY NOTE is provided, dated and made effective as of the 11th day of October, 2013 (the “Effective Date”).

FROM:

CRAILAR TECHNOLOGIES INC., a company incorporated under the laws of the Province of British Columbia, Canada, and having an address for notice and delivery and executive offices located at Suite 305, 4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2

(the “Borrower”);

     OF THE FIRST PART

TO:

ROBERT EDMUNDS, businessperson, having an address for notice and delivery located at 23 Cambridge Road NW, Calgary, Alberta, Canada, T2K 1R1

(the “Lender”);

OF THE SECOND PART

(and the Borrower and the Lender being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

Principal and Interest of the Loan

                        FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, Borrower, hereby promises to pay to the Lender, or the holder of this promissory note (the “Promissory Note”), in accordance with the terms and conditions referenced herein, the aggregate principal sum of five hundred thousand dollars (CAD$500,000.00) in lawful money of Canada (hereinafter referred to as the “Principal Sum”) together with simple interest accruing on the Principal Sum and commencing on the above-referenced Effective Date of this Promissory Note at the rate of twenty percent (20%) per annum, and not in advance, both before and after default, maturity and judgment (herein the “Interest”); with any such outstanding Interest to be payable in full to the Lender on repayment of the Principal Sum in the manner as set forth immediately hereinbelow (and with the totality of the within Principal Sum advance by the Lender to the Borrower being the “Loan” hereunder).

Repayment of the Loan

                        The Principal Sum of this Loan, together with all outstanding Interest accrued thereon as specified hereinabove (the “Loan Amount” from time to time), is hereby irrevocably and unconditionally due and payable by the Borrower to the order and direction of the Lender in Calgary, Alberta, Canada, at or before 5:00 p.m. (Calgary, Alberta, Canada, time) on the second business day after the Lender provides the Borrower with written notice demanding the repayment thereof (such date being the “Final Principal Sum Payment Date”).

                        Subject at all times to the Lender’s Right of Election for Conversion as set forth hereinbelow, the Borrower may prepay and redeem any portion of the Principal Sum portion of the Loan, and its then related Interest, in whole or in part at any time prior to the Final Principal Sum Payment Date (the “Right of Redemption”) and in the manner as set forth immediately hereinbelow by providing the Lender with no less than five calendar days’ prior written notice (the “Redemption Notice”) of its Right of Redemption intention to redeem and repay all or any portion of the Loan Amount which would be due and owing by the Borrower to the Lender at the end of such five-day period (collectively, the “Redemption Amount”) (such day at the end of such five-day period being the “Redemption Date” and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Lender at the close of business, in Calgary, Alberta, Canada, on such Redemption Date).

                        In order to provide such Redemption Notice the Borrower will be required, at the date of its delivery to the Lender of the Redemption Notice, to provide to the Lender, a certified cheque or bank draft representing the entire Redemption Amount and made payable to the Lender in Canadian funds, or funds by way of wire transfer to such designation as may be directed by the Lender in its sole and absolute discretion, in the amount of any such Redemption Amount. Thereupon, and should the proposed Redemption Amount in fact represent all of the Loan Amount which would be due and owing by the Borrower to the Lender under this Promissory Note at the Redemption Date, then the Lender will be required to immediately provide to the Borrower all such registerable discharges as may be necessary to relieve the Borrower of any obligation to the Lender under this Promissory Note

Right of Conversion into Financing at any time

                        Notwithstanding any other provision of this Promissory Note and including, without limitation, the Borrower’s Right of Redemption as set forth hereinabove, at any time prior to any Principal Sum Loan’s requisite Final Principal Sum Payment Date or Redemption Date, as the case may (each such period in time for each portion of the Principal Sum Loan being a “Conversion Term” herein), the Lender will have, in addition to all of the rights specifically provided for in this Promissory Note, the sole and exclusive right and option, in its sole and absolute discretion, to elect (the “Right of Election”) to convert any portion of the then Principal Sum Loan and Interest outstanding hereunder into such identical securities as the Borrower may in the future determine to issue by way of any equity and/or debt private placement or financing (each being a “Financing”) while any portion of the Loan is outstanding under this Promissory Note (in each instance being a “Conversion” herein)

                        In this regard, and for greater certainty, it is hereby acknowledged and agreed by the Parties that the Right of Election will be exercisable by the Lender at any time during the existence of any Principal Sum which may be outstanding under this Promissory Note and, furthermore, whether the Company exercises its Right of Redemption to prepay and redeem all or any portion of the Principal Sum portion of the Loan at any time prior to the Final Principal Sum Payment Date hereunder. In other words, and for even greater certainty, the Lender’s entire Right of Election to convert any remaining Principal Sum outstanding hereunder pursuant to a Conversion will continue to exist if any portion of the Principal Sum Loan and Interest is outstanding at any such time during the particular Conversion Term.

Conditions precedent to the within Loan

                        The Parties acknowledge and agree that the following represent the conditions precedent to the proposed advancement of the Principal Sum Loan monies hereunder:

(a)	the Borrower will use the proceeds of any future completed Financing to pay the entire Loan Amount outstanding at that time;

(b)

the Borrower will establish, as soon as reasonably practicable after the completion of the next and all future Financings thereafter, an interest reserve account for the next scheduled interest payment on all of the Borrower’s current secured debenture instruments;

(c)

until the next scheduled interest payment on all of the Borrower’s current secured debenture instruments the Borrower will provide the Lender with bi-monthly status updates on the Borrower’s current financial position;

(d)	until such time as the within Loan Amount is fully repaid the Borrower must maintain its current and minimum contractual/financial commitments as they become due;

(e)	the Borrower will do all that is necessary to appoint Lesley Hayes to the Board of Directors of the Borrower immediately following the Borrower’s upcoming annual general meeting for 2013;

(f)

once the Borrower has fully paid for, owns and has delivered into its possession (which is expected this December) that certain Wilson Knowles decortication line (reference #EN12074-6) which is currently being manufactured for the Borrower in England (the “Collateral”), the Borrower shall immediately provide the Lender with a registered fixed charge on such Collateral which will remain in effect and not be discharged until such time as the entire Loan Amount hereunder is repaid; and

(g)

until such time as the within Loan Amount is fully repaid, and save and except for any other loans made to the Borrower contemporaneously with the within Loan which are being made for the purpose of assisting the Borrower in making its presently scheduled interest payment on its current secured debenture instruments; the Borrower will not enter any other debt instruments or obligations respecting the within Collateral without the Borrower’s prior written consent.

General provisions

                        The holder of this Promissory Note may, from time to time, grant written indulgences with respect to certain payment amounts or periods but such indulgences will not in any way affect the undersigned’s liability upon this Promissory Note nor will such indulgences vary any other term to which indulgence has not specifically been granted. No indulgence will be enforceable against the holder unless granted in writing.

                        If any provision of this Promissory Note is held to be invalid, illegal or unenforceable, then such will not affect or impair the validity, legality or enforceability of the remaining provisions.

                        WITNESS the hand of the authorized representative of the undersigned Borrower given under seal as of the Effective Date determined hereinabove.

The COMMON SEAL of	)
CRAILAR TECHNOLOGIES INC.,	)
the Borrower herein,	)
was hereunto affixed in the presence of:	)	(C/S)
)
)
/s/ Jason Finnis	)
Authorized Signatory	)

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